Exhibit 99.1

PRESS RELEASE
Contact:	Paul Surdez
(609) 452-4807
www.covance.com

COVANCE REPORTS FOURTH QUARTER PRO FORMA NET REVENUE OF $561 MILLION, PRO FORMA EPS OF $0.73 AND ADJUSTED NET ORDERS OF $769 MILLION

— Issues FY2013 Pro Forma EPS Target of $2.85 to $3.15 —

Princeton, New Jersey, January 24, 2013 — Covance Inc. (NYSE: CVD) today reported results for its fourth quarter and year ended December 31, 2012.  On a GAAP basis, net revenue was $562 million in the fourth quarter and $2,181 million for the full year.  Excluding revenue from facilities that were closed in 2012, pro forma net revenue was $561 million in the fourth quarter and $2,172 million for the full year.  On a GAAP basis, the company reported earnings of $0.61 per diluted share in the fourth quarter.  Excluding losses from facilities that were closed in 2012, restructuring costs and other items during the quarter, the company reported earnings per diluted share of $0.73.  For the full year, diluted earnings per share on a GAAP basis were $1.68.  Excluding losses from facilities closed in 2012, restructuring costs and other charges and favorable income tax developments during the year, the company reported earnings per diluted share of $2.70.

“In 2012, Covance took several important actions which are expected to drive future EPS growth, including reducing our preclinical capacity and overhead cost structure, advancing our strategic IT initiatives, and repurchasing over 10% of our outstanding shares. In addition, our intensified selling efforts led to record adjusted net orders for the year of $2.87 billion, a year-on-year increase of 13.5%, resulting in an adjusted net book-to-bill of 1.32 to 1 for the year,” said Joe Herring, Chairman and Chief Executive Officer.  “For the fourth quarter, pro forma revenue of $561 million and pro forma earnings per share of $0.73 were better than expected primarily due to significantly higher kit volumes in central laboratories and continued strength in clinical development. Adjusted net orders in the fourth quarter were a record $769 million, representing an adjusted book-to-bill of 1.37 to 1.

“Late-Stage Development fourth quarter revenues grew 15.7% year-on-year to $345 million. This increase was led by 22% growth in clinical development and 16% growth in central laboratories, which more than offset a decline in our market access services. Late-Stage Development pro forma operating margins increased 130 basis points both year-on-year and sequentially to 21.3%.  In Early Development, pro forma revenue of $216 million and pro forma operating margin of 12.0% declined modestly from the third quarter level on lower demand for discovery support services.

“Looking ahead to 2013, for the full year, we are forecasting mid- to high-single digit year-on-year revenue growth and pro forma diluted earnings per share, which exclude costs from ongoing restructuring activities, in the range of $2.85 to $3.15 (assuming foreign exchange rates remain at year-end 2012 levels).  In the first quarter of 2013, we expect revenue to be up slightly from the fourth quarter level and pro forma earnings per share to be in the range of $0.71 to $0.73 as we forecast an increase in Late-Stage Development net revenues and earnings to be off-set by seasonally-lower first quarter Early Development results.”

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Consolidated Results

($ in millions except EPS)	4Q12	4Q11	Change	FY12	FY11	Change
Total Revenues	$609.1	$582.4		$2,365.7	$2,236.4
Less: Reimbursable Out-of-Pockets	$46.9	$49.9		$185.1	$140.5
Net Revenues	$562.2	$532.5	5.6%	$2,180.6	$2,095.9	4.0%
Operating Income	$43.1	$39.0	10.6%	$115.9	$180.6	(35.8)%
Operating Margin	7.7%	7.3%		5.3%	8.6%
Net Income	$33.9	$21.1	60.3%	$94.7	$132.2	(28.3)%
Diluted Earnings per Share	$0.61	$0.35	77.5%	$1.68	$2.16	(22.2)%
Revenue from facilities closed in 2012**	$1.5	—		$8.8	—
Net Revenue, continuing ops*	$560.7	$532.5	5.3%	$2,171.9	$2,236.4	3.6%
Restructuring costs and other items	$(6.6)	$(19.0)		$(73.1)	$(34.7)
Loss from facilities closed in 2012**	$(2.9)	—		$(9.3)	—
Operating Income, excluding items*	$52.5	$57.9	(9.3)%	$198.2	$215.3	(7.9)%
Operating Margin, excluding items*	9.4%	10.9%		9.1%	10.3%
Impairment of Equity Investment	—	$(12.1)		$(7.4)	$(12.1)
Gain on Sale of Investment	—	—		$1.5	—
Favorable Income Tax Developments	—	$1.8		$11.5	$2.5
Net Income, excluding items*	$40.3	$44.6	(9.5)%	$151.9	$165.0	(7.9)%
Diluted EPS, excluding items*	$0.73	$0.73	0.1%	$2.70	$2.70	(0.1)%

* See attached pro forma income statement for reconciliation of 2012 & 2011 GAAP to pro forma amounts.

** Facilities closed in 2012  include Chandler, Honolulu and Basel.

Operating Segment Results

Early Development

($ in millions)	4Q12	4Q11	Change	FY12	FY11	Change
Net Revenues	$217.4	$234.5	(7.3)%	$869.5	$930.6	(6.6)%
Operating Income	$18.7	$17.7	5.8%	$4.0	$105.3	(96.2)%
Operating Margin	8.6%	7.5%		0.5%	11.3%
Revenue from facilities closed in 2012**	$1.5	—		$8.8	—
Net Revenue, continuing ops	$215.9	$234.5	(7.9)%	$860.8	$930.6	(7.5)%
Restructuring costs and other items	$(4.3)	$(15.0)		$(69.5)	$(21.7)
Loss from facilities closed in 2012**	$(2.9)	—		$(9.3)	—
Operating Income, excluding items	$25.9	$32.6	(20.7)%	$82.7	$127.0	(34.9)%
Operating Margin, excluding items	12.0%	13.9%		9.6%	13.7%

** Facilities closed in 2012 include Chandler, Honolulu and Basel.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the fourth quarter of 2012 declined 7.3% year-on-year on a GAAP basis to $217.4 million and 7.9% on a pro forma basis to $215.9 million, due to the following: declines in toxicology, discovery support, and clinical pharmacology; the impact of the sale of environmental services (which had contributed approximately $2.0 million in quarterly revenue); and the closure of sites in 2012. In the quarter, foreign exchange had a 20 basis point year-on-year favorable impact. Sequentially, pro

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forma revenues decreased $1.9 million on a decline in discovery support. Toxicology revenues were flat sequentially.

GAAP operating income in the fourth quarter of 2012 was $18.7 million, and included $4.3 million in costs associated with our on-going restructuring actions and $2.9 million in losses at closed facilities. GAAP operating income for the fourth quarter of 2011 was $17.7 million, and included $15.0 million in restructuring costs.  Pro forma operating income, excluding these items, was $25.9 million in the fourth quarter of this year, versus $26.9 million last quarter and $32.6 million in the fourth quarter of 2011. Pro forma operating margins were 12.0% for the fourth quarter of this year, versus 12.4% last quarter and compared to 13.9% in the fourth quarter of 2011. Sequentially, pro forma operating income decreased primarily due to a decline in profitability in discovery support.

Late-Stage Development

($ in millions)	4Q12	4Q11	Change	FY12	FY11	Change
Net Revenues	$344.8	$298.0	15.7%	$1,311.1	$1,165.4	12.5%
Operating Income	$72.7	$58.2	24.8%	$277.6	$226.3	22.7%
Operating Margin	21.1%	19.5%		21.2%	19.4%
Restructuring Costs	$(0.7)	$(1.3)		$(1.3)	$(5.0)
Operating Income, excluding items	$73.4	$59.5	23.3%	$278.8	$231.3	20.6%
Operating Margin, excluding items	21.3%	20.0%		21.3%	19.8%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the fourth quarter of 2012 grew 15.7% year-on-year to $344.8 million, a sequential increase of $20.7 million from the third quarter level. In the quarter, foreign exchange negatively impacted year-on-year revenue growth by 130 basis points. Year-over-year growth was driven by both the continued strong performance in clinical development, where net revenue was up 22%, and a strong increase in central labs, where net revenue was up 16%, which more than offset a year-over-year decline in market access services net revenue. Sequentially, the increase in net revenue was led by central laboratory followed by clinical development and then by market access services.  Central laboratory had an increase in kit volumes for the fifth consecutive quarter.

Operating income for the fourth quarter was $72.7 million on a GAAP basis and $73.4 million on a pro forma basis.  This represents growth of 24.8% and 23.3%, respectively, compared to the fourth quarter of the prior year and a significant increase from the $64.4 million on a GAAP basis and $64.8 million on a pro forma basis last quarter. Pro forma operating margins expanded to 21.3% for the fourth quarter of 2012, up from pro forma operating margins of 20.0% both last quarter and in the fourth quarter of 2011. The year-on-year and sequential increases in profitability were driven by operating leverage in both clinical development and central laboratories, which more than offset increased spending on strategic IT projects.

Corporate Information

The company reported fourth quarter adjusted net orders of $769 million. Backlog at December 31, 2012 was $6.64 billion compared to $6.37 billion at September 30, 2012 and $6.14 billion at December 31, 2011. Foreign exchange favorably impacted backlog sequentially by $44 million.  In addition, contributing $110 million to fourth quarter backlog growth (but excluded from adjusted net orders) was the extension of a contractual minimum volume commitment and the addition of a small new minimum volume commitment.

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Corporate expenses totaled $48.3 million in the fourth quarter of 2012 (including $1.5 million in restructuring costs) compared to $40.9 million last quarter (including $0.5 million in restructuring costs) and $37.0 million in the fourth quarter of 2011 (including $2.7 million in restructuring costs). The largest driver of the sequential increase in corporate expenses was spending on our corporate data center consolidation, one of our strategic IT initiatives, coupled with increased incentive compensation accruals related to stronger business performance toward year end.

Cash and cash equivalents at December 31, 2012 were $493 million compared to $441 million at September 30, 2012 and $389 million at December 31, 2011.  Debt outstanding is now $320 million, originating from borrowings related to our share repurchase program.

Free cash flow (defined as operating cash flow less capital expenditures) for the fourth quarter of 2012 was $61 million, consisting of operating cash flow of $107 million less capital expenditures of $46 million.  Free cash flow for full-year 2012 was $108 million, consisting of operating cash flow of $260 million less capital expenditures of $152 million.

Net Days Sales Outstanding (DSO) were 36 days at December 31, 2012 compared to 38 days at both September 30, 2012 and December 31, 2011.

The Company’s investor conference call will be webcast on January 25 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues of approximately $2.2 billion, global operations in more than 30 countries, and more than 11,750 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2012 AND 2011

(Dollars in thousands, except per share data)

	Three Months Ended December 31				Years Ended December 31
	2012		2011		2012		2011
	(UNAUDITED)

Net revenues	$562,180		$532,478		$2,180,621		$2,095,938
Reimbursable out-of-pocket expenses	46,964		49,907		185,138		140,508
Total revenues	609,144		582,385		2,365,759		2,236,446

Costs and expenses:
Cost of revenue	395,841		371,852		1,570,223		1,467,051
Reimbursable out-of-pocket expenses	46,964		49,907		185,138		140,508
Selling, general and administrative	92,823		95,752		358,854		343,044
Depreciation and amortization	30,423		25,923		117,708		105,214
Goodwill impairment charge	—		—		17,959		—
Total costs and expenses	566,051	(a)	543,434	(c)	2,249,882	(b)	2,055,817	(d)

Income from operations	43,093	(a)	38,951	(c)	115,877	(b)	180,629	(d)

Other expense, net:
Interest expense, net	1,153		339		3,506		1,979
Foreign exchange transaction loss, net	173		356		1,474		1,248
Impairment of equity investment	—		12,119		7,373		12,119
Gain on sale of investment	—		—		(1,459)		—
Loss on sale of business	—		—		169		—
Other expense, net	1,326		12,814	(c)	11,063		15,346	(d)

Income before taxes and equity investee earnings	41,767	(a)	26,137	(c)	104,814	(b)	165,283	(d)

Taxes on income	7,870	(a)	5,172	(c)	10,099	(b)	33,574	(d)

Equity investee earnings	—		175		17		480

Net income	$33,897	(a)	$21,140	(c)	$94,732	(b)	$132,189	(d)

Basic earnings per share	$0.63	(a)	$0.35	(c)	$1.73	(b)	$2.22	(d)

Weighted average shares outstanding - basic	53,698,334		59,730,270		54,844,641		59,629,788

Diluted earnings per share	$0.61	(a)	$0.35	(c)	$1.68	(b)	$2.16	(d)

Weighted average shares outstanding - diluted	55,197,968		61,080,387		56,290,010		61,091,354

(a) Three months ended December 31, 2012 include, as applicable, $10,191 in restructuring costs ($6,968 net of tax), $3,613 favorable inventory adjustment ($2,502 net of tax) and $2,850 in losses at sites that were closed during the period ($1,966 net of tax).

(b) Year ended December 31, 2012 includes, as applicable, $33,930 in restructuring costs ($23,145 net of tax), $21,168 in inventory impairment charges and costs associated with the expected settlement of an inventory supply agreement ($14,645 net of tax), $17,959 of goodwill impairment charges ($17,959 net of tax), $7,373 of impairment of equity investment ($7,373 net of tax), $9,274 in losses at sites that were closed during the year ($6,533 net of tax), $1,459 gain on sale of investment ($945 net of tax) and favorable income tax items totaling $11,501.

(c) Three months ended December 31, 2011 include, as applicable, $8,667 in restructuring costs ($5,961 net of tax), $10,287 in costs associated with the termination of an inventory supply agreement and related inventory write-down ($7,130 net of tax), $12,119 impairment of equity investment ($12,119 net of tax) and favorable income tax items totaling $1,769.

(d) Year ended December 31, 2011 includes, as applicable, $24,369 in restructuring costs ($16,067 net of tax), $10,287 in costs associated with the termination of an inventory supply agreement and related inventory write-down ($7,130 net of tax), $12,119 impairment of equity investment ($12,119 net of tax) and favorable income tax items totaling $2,469.

Excluding the impact of restructuring charges, impairment charges, costs associated with the expected settlement of an inventory supply agreement, losses at sites that were closed during the period, gain on sale of investment and favorable tax items, as applicable:

Income from operations	$52,521	$57,905	$198,208	$215,285

Taxes on income	$10,866	$12,804	$41,135	$47,502

Net income	$40,329	$44,581	$151,941	$165,036

Basic earnings per share	$0.75	$0.75	$2.77	$2.77

Diluted earnings per share	$0.73	$0.73	$2.70	$2.70

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 and DECEMBER 31, 2011

(Dollars in thousands)

	December 31	December 31
	2012	2011

ASSETS
Current Assets:
Cash & cash equivalents	$492,824	$389,103
Accounts receivable, net	339,558	312,127
Unbilled services	136,878	114,095
Inventory	49,270	74,698
Deferred income taxes	44,903	52,078
Income taxes receivable	3,642	—
Prepaid expenses and other current assets	167,629	144,809
Total Current Assets	1,234,704	1,086,910

Property and equipment, net	891,319	849,551
Goodwill	109,820	127,779
Other assets	52,499	43,768
Total Assets	$2,288,342	$2,108,008

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$34,430	$36,393
Accrued payroll and benefits	144,681	142,229
Accrued expenses and other current liabilities	127,686	119,308
Unearned revenue	255,776	202,210
Short-term debt	320,000	30,000
Income taxes payable	—	6,889
Total Current Liabilities	882,573	537,029

Deferred income taxes	27,912	42,295
Other liabilities	70,665	70,889
Total Liabilities	981,150	650,213

Stockholders’ Equity:
Common stock	791	781
Paid-in capital	744,114	689,584
Retained earnings	1,600,626	1,505,894
Accumulated other comprehensive income	28,520	4,622
Treasury stock	(1,066,859)	(743,086)
Total Stockholders’ Equity	1,307,192	1,457,795

Total Liabilities and Stockholders’ Equity	$2,288,342	$2,108,008

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(Dollars in thousands)

	Years Ended December 31
	2012	2011
Cash flows from operating activities:
Net income	$94,732	$132,189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117,708	105,214
Non-cash impairment charges	41,736	12,119
Non-cash compensation expense associated with employee benefit and stock compensation plans	40,759	40,057
Deferred income tax benefit	(8,404)	(6,128)
Gain on sale of investment	(1,459)	—
Loss on sale of business	169	—
Loss on disposal of property and equipment	1,181	1,618
Equity investee earnings	(17)	(480)
Changes in operating assets and liabilities, net of businesses sold and acquired:
Accounts receivable	(28,541)	(50,754)
Unbilled services	(23,419)	(23,366)
Inventory	10,918	8,226
Accounts payable	(1,963)	2,297
Accrued liabilities	8,205	56,409
Unearned revenue	54,998	15,909
Income taxes	(10,522)	(21,070)
Other assets and liabilities, net	(35,920)	(28,762)
Net cash provided by operating activities	260,161	243,478

Cash flows from investing activities:
Capital expenditures	(151,679)	(134,633)
Proceeds from sale of investment	4,682	—
Other, net	1,017	(219)
Net cash used in investing activities	(145,980)	(134,852)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facility	290,000	(5,000)
Repayments under long-term debt	—	(97,500)
Stock issued under employee stock purchase and option plans	13,772	9,325
Purchase of treasury stock	(323,773)	(8,810)
Net cash used in financing activities	(20,001)	(101,985)

Effect of exchange rate changes on cash	9,541	5,239

Net change in cash and cash equivalents	103,721	11,880

Cash and cash equivalents, beginning of period	389,103	377,223

Cash and cash equivalents, end of period	$492,824	$389,103

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites Wound-Down (3)	Pro Forma

Net revenues	$562,180			$(1,498)	$560,682
Reimbursable out-of-pocket expenses	46,964				46,964
Total revenues	609,144	—	—	(1,498)	607,646

Costs and expenses:
Cost of revenue	395,841		3,613	(3,697)	395,757
Reimbursable out-of-pocket expenses	46,964				46,964
Selling, general and administrative	92,823	(9,013)		(117)	83,693
Depreciation and amortization	30,423	(1,178)		(534)	28,711
Goodwill impairment charge	—		—		—
Total costs and expenses	566,051	(10,191)	3,613	(4,348)	555,125

Income from operations	43,093	10,191	(3,613)	2,850	52,521

Other expense, net:
Interest expense, net	1,153				1,153
Foreign exchange transaction loss, net	173				173
Impairment of equity investment	—				—
Gain on sale of investment	—				—
Loss on sale of business	—				—
Other expense, net	1,326	—	—	—	1,326

Income before taxes and equity investee earnings	41,767	10,191	(3,613)	2,850	51,195

Taxes on income	7,870	3,223	(1,111)	884	10,866

Equity investee earnings	—				—

Net income	$33,897	$6,968	$(2,502)	$1,966	$40,329

Basic earnings per share	$0.63	$0.13	$(0.05)	$0.04	$0.75

Weighted average shares outstanding - basic	53,698,334	53,698,334	53,698,334	53,698,334	53,698,334

Diluted earnings per share	$0.61	$0.13	$(0.05)	$0.04	$0.73

Weighted average shares outstanding - diluted	55,197,968	55,197,968	55,197,968	55,197,968	55,197,968

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Reduction of inventory impairment based upon determination of actual impaired inventory.

(3) Represents results of operations at sites that were closed during the period.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Income Tax Items (3)	Pro Forma

Net revenues	$532,478				$532,478
Reimbursable out-of-pocket expenses	49,907				49,907
Total revenues	582,385	—	—	—	582,385

Costs and expenses:
Cost of revenue	371,852				371,852
Reimbursable out-of-pocket expenses	49,907				49,907
Selling, general and administrative	95,752	(8,754)	(10,287)		76,711
Depreciation and amortization	25,923	87			26,010
Total costs and expenses	543,434	(8,667)	(10,287)	—	524,480

Income from operations	38,951	8,667	10,287	—	57,905

Other expense, net:
Interest expense, net	339				339
Foreign exchange transaction loss, net	356				356
Impairment of equity investment	12,119		(12,119)		—
Other expense, net	12,814	—	(12,119)	—	695

Income before taxes and equity investee earnings	26,137	8,667	22,406	—	57,210

Tax expense	5,172	2,706	3,157	1,769	12,804

Equity investee earnings	175				175

Net income	$21,140	$5,961	$19,249	$(1,769)	$44,581

Basic earnings per share	$0.35	$0.10	$0.32	$(0.03)	$0.75

Weighted average shares outstanding - basic	59,730,270	59,730,270	59,730,270	59,730,270	59,730,270

Diluted earnings per share	$0.35	$0.10	$0.32	$(0.03)	$0.73

Weighted average shares outstanding - diluted	61,080,387	61,080,387	61,080,387	61,080,387	61,080,387

(1)  Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2)  Represents costs incurred in connection with termination of an inventory supply agreement and related inventory write-down and an impairment of a related equity investment.

(3)  Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Operating Results at Sites Wound-Down (3)	Income Tax Items (4)	Pro Forma

Net revenues	$2,180,621			$(8,754)		$2,171,867
Reimbursable out-of-pocket expenses	185,138					185,138
Total revenues	2,365,759	—	—	(8,754)	—	2,357,005

Costs and expenses:
Cost of revenue	1,570,223		(21,168)	(15,180)		1,533,875
Reimbursable out-of-pocket expenses	185,138					185,138
Selling, general and administrative	358,854	(30,460)		(501)		327,893
Depreciation and amortization	117,708	(3,470)		(2,347)		111,891
Goodwill impairment charge	17,959		(17,959)			—
Total costs and expenses	2,249,882	(33,930)	(39,127)	(18,028)	—	2,158,797

Income from operations	115,877	33,930	39,127	9,274	—	198,208

Other expense, net:
Interest expense, net	3,506					3,506
Foreign exchange transaction loss, net	1,474					1,474
Impairment of equity investment	7,373		(7,373)			—
Gain on sale of investment	(1,459)		1,459			—
Loss on sale of business	169					169
Other expense, net	11,063	—	(5,914)	—	—	5,149

Income before taxes and equity investee earnings	104,814	33,930	45,041	9,274	—	193,059

Taxes on income	10,099	10,785	6,009	2,741	11,501	41,135

Equity investee earnings	17					17

Net income	$94,732	$23,145	$39,032	$6,533	$(11,501)	$151,941

Basic earnings per share	$1.73	$0.42	$0.71	$0.12	$(0.21)	$2.77

Weighted average shares outstanding - basic	54,844,641	54,844,641	54,844,641	54,844,641	54,844,641	54,844,641

Diluted earnings per share	$1.68	$0.41	$0.69	$0.12	$(0.20)	$2.70

Weighted average shares outstanding - diluted	56,290,010	56,290,010	56,290,010	56,290,010	56,290,010	56,290,010

(1)  Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2)  Consists of inventory impairment and costs associated with the expected settlement of an inventory supply agreement ($21,168), goodwill impairment ($17,959), impairment of equity investment ($7,373) and a gain on the sale of an investment $1,459.

(3)  Represents results of operations at sites that were closed during the period.

(4)  Primarily represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Income Tax Items (3)	Pro Forma

Net revenues	$2,095,938				$2,095,938
Reimbursable out-of-pocket expenses	140,508				140,508
Total revenues	2,236,446	—	—	—	2,236,446

Costs and expenses:
Cost of revenue	1,467,051				1,467,051
Reimbursable out-of-pocket expenses	140,508				140,508
Selling, general and administrative	343,044	(22,592)	(10,287)		310,165
Depreciation and amortization	105,214	(1,777)			103,437
Total costs and expenses	2,055,817	(24,369)	(10,287)	—	2,021,161

Income from operations	180,629	24,369	10,287	—	215,285

Other expense, net:
Interest expense, net	1,979				1,979
Foreign exchange transaction loss, net	1,248				1,248
Impairment of equity investment	12,119		(12,119)		—
Other expense, net	15,346	—	(12,119)	—	3,227

Income before taxes and equity investee earnings	165,283	24,369	22,406	—	212,058

Tax expense	33,574	8,302	3,157	2,469	47,502

Equity investee earnings	480				480

Net income	$132,189	$16,067	$19,249	$(2,469)	$165,036

Basic earnings per share	$2.22	$0.27	$0.32	$(0.04)	$2.77

Weighted average shares outstanding - basic	59,629,788	59,629,788	59,629,788	59,629,788	59,629,788

Diluted earnings per share	$2.16	$0.26	$0.32	$(0.04)	$2.70

Weighted average shares outstanding - diluted	61,091,354	61,091,354	61,091,354	61,091,354	61,091,354

(1)  Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2)  Represents costs incurred in connection with termination of an inventory supply agreement and related inventory write-down and an impairment of a related equity investment.

(3)  Represents favorable resolutions of income tax matters.